CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-14381 and 333-208407 of The Procter & Gamble Company on Form S-8 of our report dated November 29, 2021, relating to the financial statements and supplemental schedule of The Profit Sharing Retirement Plan of The Procter & Gamble Commercial Company appearing in this Annual Report on Form 11-K for the year ended June 30, 2021.
/s/ Deloitte & Touche LLP

Cincinnati, Ohio
November 29, 2021